EXHIBIT 99.1


                          INFORMATION ABOUT MCDATA

MCDATA'S BUSINESS

            EMC acquired McDATA in December 1995. In October 1997, EMC reorganized McDATA to separate its fibre channel switching devices business from EMC. As part of the reorganization, McDATA became a company focused on designing, developing, manufacturing and selling fibre channel switching devices that enable enterprise-wide, high performance storage area networks.

            McDATA is a leading provider of high availability storage director switching devices that enable business enterprises to connect and centrally manage large numbers of storage and networking devices. McDATA's products enable business enterprises to cost-effectively manage growth in storage capacity requirements, improve the networking performance of their servers and storage systems, and scale the size and scope of their storage area network or other information infrastructure while allowing them to operate data-intensive applications on the storage area network. McDATA sells its switching solutions through leading original equipment manufacturers, such as EMC, and resellers, such as IBM. McDATA also sells its products and services to distribution channel partners, including solutions providers and systems integrators, who combine McDATA's switching products with other system elements and services for enterprise data centers. In addition, McDATA provides manufacturing and distribution management services to EMC for proprietary mainframe protocol, or ESCON(TM), switching solutions manufactured for, and sold exclusively to, IBM.

            McDATA currently markets its products primarily through one key original equipment manufacturer, EMC, and one key reseller, IBM. In 1999 and 2000, EMC accounted for approximately 69% and 71%, respectively, and IBM accounted for approximately 11% and 14%, respectively, of McDATA's total revenue.

            McDATA's primary products include:

            o ED-5000 Enterprise Fibre Channel Director. The ED-5000
              provides high performance switching for mass storage clusters and client-server environments.

            o ES-3016 Fibre Channel Switch. Targeted to the needs of the department environment, the ES-3016 provides a foundation from which business enterprises can build a department-sized storage area network or connect a growing department network into the enterprise-wide storage area network.

            o ES-1000 Fibre Channel Switch. The ES-1000 is an entry level fibre channel switching device that, when combined with the ED-5000 Director, enables an end-to-end switching solution for the consolidation of workgroup and department level storage and servers.

            o Software Products. McDATA's management software products, branded Enterprise Fabric Connectivity Manager, which are licensed separately from McDATA's other products, provide open-systems network management capabilities.

            o FabricReady Solutions. McDATA's FabricReady solutions are comprised of McDATA's director switch products and other storage area network networking devices and form comprehensive enterprise storage connectivity solutions. These FabricReady Solutions offer customers a predictable and reliable way to deploy storage area network solutions into their production environments.

            o FICON Bridge. McDATA designed and manufactures the FICON(TM)
              feature card within IBM's 9032 Model 5 Director that functions as a bridge between FICON and ESCON protocols. FICON is designed to provide fibre channel connectivity to mainframe storage devices.

            For the year ended December 31, 2000, McDATA derived a substantial majority of its product revenues from sales of its ED-5000 Enterprise Fibre Channel Director sold primarily to EMC and the FICON Bridge card sold exclusively to IBM.

            In May 2000, McDATA entered into a five-year agreement to sell its products to EMC under which McDATA will manufacture McDATA products for EMC's internal use or for delivery directly to EMC's end user customers. Under the terms of this agreement, McDATA is obligated to provide varying degrees of support for these products to EMC's end user customers. In May 2000, McDATA also entered into a Resale Agreement with IBM that governs IBM's purchases of McDATA's products and appoints IBM as a non-exclusive authorized reselling agent of McDATA to resell McDATA products and services to IBM reseller and end-user customers.

            As of January 1, 2001, McDATA had approximately 606 full-time employees. Its principal facilities for administration, sales, marketing, customer support, manufacturing, research and development are located in two facilities in the greater Broomfield, Colorado area.

            McDATA maintains a website at www.mcdata.com. McDATA, however, does not intend for its website to be considered part of this Information Statement.

BACKGROUND OF THE SEPARATION OF MCDATA FROM EMC CORPORATION

            In connection with the October 1997 reorganization of McDATA, McDATA was re-incorporated in Delaware and became an indirect, majority-owned subsidiary of EMC through EMC's direct, wholly-owned subsidiary, McDATA Holdings Corporation. In connection with this reorganization, McDATA issued 81,000,000 shares of McDATA Class A common stock to McDATA Holdings Corporation. Since October 1, 1997, McDATA has operated substantially as a separate company from EMC and McDATA Holdings Corporation under the direction of McDATA's board of directors, a majority of whom are unaffiliated with EMC. Effective December 29, 2000, McDATA Holdings Corporation was merged into EMC and liquidated, and from that time EMC has directly held all of the issued and outstanding shares of Class A common stock of McDATA.

            In April 2000, EMC's board of directors and McDATA's board of directors approved the initial public offering of shares of McDATA Class B common stock. After the completion of McDATA's initial public offering in August 2000, EMC continued to own all of McDATA's Class A common stock, which represented approximately 74% of McDATA's common stock outstanding and approximately 97% of the combined voting power of McDATA's common stock outstanding.

            On December 28, 2000, EMC's board of directors approved the distribution of the 81,000,000 shares of McDATA Class A common stock owned by EMC to the holders of EMC common stock by means of a dividend as described in this Information Statement. After the distribution, EMC will not own any shares of McDATA common stock, and McDATA will be a separate, independent, publicly traded company. On January 12, 2001, EMC announced that it will distribute on February 7, 2001 all of the shares of McDATA Class A common stock it owns to the holders of EMC common stock as of January 24, 2001 on a pro rata basis, except that certain persons who acquire shares of EMC common stock subsequent to January 24, 2001, as described in this Information Statement, may also be entitled to receive the dividend.

                   INFORMATION ABOUT MCDATA COMMON STOCK

MCDATA COMMON STOCK

            Under McDATA's Amended and Restated Certificate of Incorporation, McDATA's authorized capital stock consists of 250,000,000 shares of Class A common stock, $0.01 par value per share, 200,000,000 shares of Class B common stock, par value $0.01 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of January 1, 2001, there were 81,000,000 shares of Class A common stock outstanding, 28,907,689 shares of Class B common stock outstanding and no shares of preferred stock outstanding.

            Prior to the distribution, EMC will own all of the issued and outstanding shares of McDATA Class A common stock. Following the distribution, all of the issued and outstanding shares of McDATA Class A common stock will be held pro rata by the stockholders of EMC.

            The relative rights of the holders of McDATA Class A common stock and Class B common stock are identical in all respects except for voting rights. Holders of McDATA Class A common stock are entitled to one vote per share and holders of McDATA Class B common stock are entitled to one-tenth of a vote per share on all matters to be voted on by McDATA stockholders.

MARKET FOR MCDATA COMMON STOCK

            McDATA Class B common stock currently trades on The Nasdaq National Market under the symbol "MCDT." A public market was established for the McDATA Class B common stock as a result of McDATA's initial public offering in August 2000.

            There is currently no public market for the McDATA Class A common stock. McDATA has filed an application to list the Class A common stock on The Nasdaq National Market under the symbol "MCDTA."

            The following table sets forth, for the periods indicated, the high and low last sale prices of McDATA Class B common stock as reported on The Nasdaq National Market. We urge you to obtain current quotations for the McDATA Class B common stock. Since McDATA's initial public offering in August 2000, the market price of the McDATA Class B common stock has fluctuated widely. Consequently, both the historical and current market price of the McDATA Class B common stock may not be indicative of future market prices for the McDATA Class A common stock or Class B common stock.

      2000                                        High        Low
      ----                                        ----        ----

      Third Quarter (August 9 to September 30)    141 3/8     68
      Fourth Quarter (October 1 to December 31)   132 1/2     39 3/8

      2001
      ----
      First Quarter (January 1 to January 25)     76 1/4      42 1/4